                                                                      EXHIBIT 21

                            VERSUS TECHNOLOGY, INC.
                          SUBSIDIARY OF THE REGISTRANT



                         JURISDICTION OF
NAME OF SUBSIDIARY       INCORPORATION         PERCENTAGE OF OWNERSHIP
------------------       --------------------  -----------------------
Olmsted Engineering Co.        Michigan                 100%


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